PROSPECTUS Dated                                       Pricing Supplement No. 46
May 1, 2007                                            September 3, 2007



                              U.S. $9,815,000,000           Rule 424 (b)(3)
                                                         Registration Statement
                         FORD MOTOR CREDIT COMPANY LLC       No. 333-131062


                           FLOATING RATE DEMAND NOTES


                          - - - - - - - - - - - - - - -


                             Interest Rate Per Annum
                             - - - - - - - - - - - -


Period         Tier One Notes       Tier Two Notes       Tier Three Notes
Beginning      Under $15,000        $15,000-$50,000        Over $50,000
---------      --------------       ---------------      ----------------
9/3/2007                 5.83%                5.98%                  6.13%